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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-97618) of Total Renal Care Holdings, Inc. of our report dated June 12, 1998 appearing on page 1 of the Financial Statements of the Total Renal Care, Inc. Retirement Savings Plan for the year ended December 31, 1997 included in this Form 11-K.



PricewaterhouseCoopers LLP
Hartford, Connecticut
July 6, 1998